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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 1, 2001, included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8, File No. 333-46454.



/s/ Arthur Andersen LLP

Salt Lake City, Utah
March 28, 2001